As filed with the Securities and Exchange Commission on June 27, 2022.

Registration No. 333-264275

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

(Amendment No. 6)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEOVOLTA, INC.

(Exact name of registrant as specified in its charter)

Nevada	3690	82-5299263
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

13651 Danielson Street, Suite A

Poway, CA 92064

(800) 364-5464

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brent Willson

Chief Executive Officer

NeoVolta, Inc.

13651 Danielson Street, Suite A

Poway, CA 92064

(800) 364-5464

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Cavas Pavri, Esq. ArentFox Schiff LLP 1717 K Street, NW Washington, DC 20006 Telephone: (202) 724-6847 Fax: (202) 778-6460	Barry Grossman, Esq. Sarah Williams, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

NeoVolta, Inc. is filing this Amendment No. 6 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-264275) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a)  Exhibits.

Exhibit No.	Exhibit Description
1.1**	Form of Underwriting Agreement.
3.1	Amended and Restated Articles of Incorporation of NeoVolta, Inc. (incorporated by reference to exhibit 2.1 of the Company’s Form 1-A (file no. 024-10942)).
3.2	Amended and Restated Bylaws of NeoVolta, Inc. (incorporated by reference to exhibit 2.2 of the Company’s Form 1-A (file no. 024-10942)).
3.3**	Second Amended and Restated Bylaws of NeoVolta, Inc.
4.1	Form of 2018 convertible promissory note issued to debt holders (incorporated by reference to exhibit 3.1 of the Company’s Form 1-A (file no. 024-10942))
4.2

Form of amendment to 2018 convertible promissory notes issued to debt holders (incorporated by reference to exhibit 3.2 of the Company’s Form 1-K for the year ended June 30, 2019 filed October 15, 2019)

4.3**	Form of Common Stock Purchase Warrant.
4.4*	Form of Warrant Agent Agreement.
4.5**	Form of Underwriter’s Warrant.
4.6**	Form of October 2021 convertible promissory note
5.1**	Opinion of ArentFox Schiff LLP
10.1	NeoVolta, Inc. 2019 Stock Plan (incorporated by reference to exhibit 6.4 of the Company’s Form 1-A (file no. 024-10942))
10.2

Amended and Restated Independent Contractor Agreement between NeoVolta, Inc. and Canmore International Inc. dated January 1, 2020 (incorporated by reference to exhibit 6.1 of the Company’s Form 1-K for the year ended June 30, 2020 filed October 2, 2020)

10.3

Amended and Restated Independent Contractor Agreement between NeoVolta, Inc. and Steve Bond dated October 4, 2021 (incorporated by reference to exhibit 6.2 of the Company’s Form 1-K for the year ended June 30, 2020 filed October 2, 2020)

10.4	Employment Agreement between NeoVolta, Inc. and Brent Willson dated January 1, 2019 (incorporated by reference to exhibit 6.3 of the Company’s Form 1-A (file no. 024-10942))
10.5+

Employment Agreement between NeoVolta, Inc. and Brent Willson dated February 23, 2022

(incorporated by reference to exhibit 6.5 of the Company’s Form 1-SA for the fiscal semi-annual period ended December 31, 2021, filed on March 28, 2022)

10.6+

Employment Agreement between NeoVolta, Inc. and Steve Bond dated February 23, 2022

(incorporated by reference to exhibit 6.6 of the Company’s Form 1-SA for the fiscal semi-annual period ended December 31, 2021, filed on March 28, 2022)

10.7**++	Distribution Agreement, dated as of October 7, 2019, between NeoVolta, Inc. and PMP Energy, LLC
10.8**++	Exclusive Supply Agreement, effective as of August 30, 2021, by and between NeoVolta, Inc. and NingBo Deye Inverter Technology Co, Ltd.
10.9**	Consent to Sublease dated August 16, 2021 between NeoVolta, Inc. and ConnectPV, Inc.
10.10+	Independent Director Agreement, dated April 11, 2022, by and between NeoVolta, Inc. and Susan Snow.
10.11+	Independent Director Agreement, dated April 7, 2022, by and between NeoVolta, Inc. and John Hass.
14.1**	Code of Ethics
23.1**	Consent of MaloneBailey, LLP.
23.2**	Consent of ArentFox Schiff (included in Exhibit 5.1).
24.1	Power of Attorney (previously included on the signature page)
99.1**	Consent of Susan Snow
99.2**	Consent of John Hass
107**	Filing fee table

+ Management contract or compensatory plan or arrangement.

* Filed herewith.

** Previously filed.

++Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the SEC, certain portions of this exhibit have been redacted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, an unredacted copy of this exhibit.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Poway, State of California, on June 27, 2022.

NEOVOLTA, INC.

By:	/s/ Brent Willson
Brent Willson
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Brent Willson
Brent Willson	Chief Executive Officer, President, and Director	June 27, 2022
(Principal Executive Officer)

/s/ Steve Bond
Steve Bond	Chief Financial Officer and Director	June 27, 2022
(Principal Financial and Accounting Officer)

*
James F. Amos	Director	June 27, 2022

*  Pursuant to power of attorney

By: /s/ Steve Bond

Steve Bond, Attorney-in-fact

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